UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2011
PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND (State or other jurisdiction of incorporation)	1-7797 (Commission File Number)	52-0551284 (IRS Employer Identification No.)
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)
(856) 917-1744
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On July 14, 2011, PHH Mortgage Corporation (“PHH Mortgage”), a wholly-owned subsidiary of PHH Corporation (the “Company”), entered into an Amendment No. 2 to Mortgage Loan Participation Purchase and Sale Agreement (the “Extension Amendment”) by and among Bank of America, N.A., as purchaser (“Bank of America”), and PHH Mortgage, as seller. The Extension Amendment extends the termination date of the Mortgage Loan Participation Purchase and Sale Agreement, dated as of July 23, 2010 (the “MLPPSA”), by and among Bank of America and PHH Mortgage to the earlier of (i) October 13, 2011 and (ii) at Bank of America’s option, upon the occurrence of a Servicing Termination Event (as defined in the MLPPSA).
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

10.1	Amendment No. 2 to Mortgage Loan Participation Purchase and Sale Agreement by and among Bank of America, N.A. and PHH Mortgage Corporation.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH Corporation
By:	/s/ William F. Brown
	Name:	William F. Brown
	Title:	Senior Vice President, General Counsel & Secretary

Dated: July 20, 2011